The following is a free writing prospectus.  The information in this free writing prospectus is preliminary and is subject to completion or change.

Free Writing Prospectus
Deutsche Alt-A Securities, Inc.

$[1,150,129,000] (Approximate)
Mortgage Loan Trust Series 2006-AR4

Deutsche Alt-A Securities, Inc. (Depositor)

Deutsche Alt-A Securities Mortgage Loan Trust, Series 2006-AR4 (Issuing Entity)

September 18, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank toll-free at 1-800-503-4611.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.  The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2006-AR4

The analysis in this report is based on information provided by Deutsche Alt-A Securities, Inc. (the “Depositor”).  Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc.’s (“DBSI”) toll free at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.  You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor.  Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein.  As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials.  Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls.  The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance.  Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued.  Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus.  If that condition is not satisfied, we will notify you, and neither the issuer nor DBSI will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES.  DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED: September 18, 2006

Deutsche Alt-A Securities

Mortgage Loan Trust, Series 2006-AR4

$[1,150,129,000] (Approximate)

Subject to a permitted variance of +/-10%

All Terms and Conditions are subject to change

Class	Approximate Size ($)	Collateral Type	WAL (yrs) to Pricing Speed	Pass-Through Rate	Expected Ratings
A-1	[300,000,000]	ARM & Hybrid ARM	[2.60]	LIBOR + [ ]%(2)	[Aaa /AAA ]
A-2	[300,000,000]	ARM & Hybrid ARM	[2.60]	LIBOR + [ ]%(3)	[Aaa /AAA ]
A-3	[146,347,000]	ARM & Hybrid ARM	[0.78]	LIBOR + [ ]%(4)	[Aaa /AAA ]
A-4	[178,134,000]	ARM & Hybrid ARM	[3.00]	LIBOR + [ ]%(5)	[Aaa /AAA ]
A-5	[50,387,000]	ARM & Hybrid ARM	[6.48]	LIBOR + [ ]%(6)	[Aaa /AAA ]
A-6	[108,318,000]	ARM & Hybrid ARM	[2.60]	LIBOR + [ ]%(7)	[Aaa / AAA ]
M-1	[19,621,000]	ARM & Hybrid ARM	[4.55]	LIBOR + [ ]%(8)	[Aa1 / AA+]
M-2	[9,810,000]	ARM & Hybrid ARM	[4.54]	LIBOR + [ ]%(8)	[Aa2 / AA+]
M-3	[6,348,000]	ARM & Hybrid ARM	[4.52]	LIBOR + [ ]%(8)	[Aa3 / AA-]
M-4	[4,617,000]	ARM & Hybrid ARM	[4.52]	LIBOR + [ ]%(8)	[A1 / AA-]
M-5	[4,617,000]	ARM & Hybrid ARM	[4.52]	LIBOR + [ ]%(8)	[A2 / A+]
M-6	[5,771,000]	ARM & Hybrid ARM	[4.52]	LIBOR + [ ]%(8)	[A3 / A+]
M-7	[8,079,000]	ARM & Hybrid ARM	[4.36]	LIBOR + [ ]%(8)	[Baa2 / BBB+]
M-8	[8,080,000]	ARM & Hybrid ARM	[4.07]	LIBOR + [ ]%(8)	[Ba3 / BBB+]
Total Offered	$[1,150,129,000]
(1) The Structure is preliminary and subject to change. The variance on the bond sizes is + / - 10%.

(2) The pass-through rate on the Class A-1 Certificates will be a floating rate equal to One-month LIBOR plus [   ]%  so long as a Class A-1  Swap Default has not occurred and is not continuing and if a Class A-1  Swap Default has occurred and is continuing, will equal the lesser of (i) One-month LIBOR  plus [   ]%  and (ii) the Net WAC Pass-Through Rate as defined herein.  The Class A-1 Certificates will have the benefit of the Class A-1 Swap Agreement, the Certificate Swap Agreement and the Cap Agreement as further described below. The Class A-1 Certificates will also be entitled to receive certain cap payments pursuant to the Cap Contract as more fully described herein. If the Optional Call is not exercised on the first possible date, the margin will increase to two times the current margin.

(3) The Pass-Through Rate for the Class A-2 Certificates will be a variable rate equal to One-Month LIBOR plus [ ]% subject to the Net WAC Pass-Through Rate.  The Class A-2 Certificates will be entitled to receive certain swap payments as described under the Certificate Swap Agreement section and certain cap payments as described under the Certificate Cap Agreement section below.  If the Optional Call is not exercised on the first possible date, the margin will increase to two times the original margin.

(4) The Pass-Through Rate for the Class A-3 Certificates will be a variable rate equal to One-Month LIBOR plus [ ]% subject to the Net WAC Pass-Through Rate.  The Class A-3 Certificates will be entitled to receive certain swap payments as described under the Certificate Swap Agreement section and certain cap payments as described under the Certificate Cap Agreement section below.  If the Optional Call is not exercised on the first possible date, the margin will increase to two times the original margin.

(5) The Pass-Through Rate for the Class A-4 Certificates will be a variable rate equal to One-Month LIBOR plus [ ]% subject to the Net WAC Pass-Through Rate.  The Class A-4 Certificates will be entitled to receive certain swap payments as described under the Certificate Swap Agreement section and certain cap payments as described under the Certificate Cap Agreement section below.  If the Optional Call is not exercised on the first possible date, the margin will increase to two times the original margin.

(6) The Pass-Through Rate for the Class A-5 Certificates will be a variable rate equal to One-Month LIBOR plus [ ]% subject to the Net WAC Pass-Through Rate.  The Class A-5 Certificates will be entitled to receive certain swap payments as described under the Certificate Swap Agreement section and certain cap payments as described under the Certificate Cap Agreement section below.  If the Optional Call is not exercised on the first possible date, the margin will increase to two times the original margin.

(7) The Pass-Through Rate for the Class A-6 Certificates will be a variable rate equal to One-Month LIBOR plus [ ]% subject to the Net WAC Pass-Through Rate.  The Class A-6 Certificates will be entitled to receive certain swap payments as described under the Certificate Swap Agreement section and certain cap payments as described under the Certificate Cap Agreement section below.  If the Optional Call is not exercised on the first possible date, the margin will increase to two times the original margin.

(8) The Pass-Through Rate for the Class  M-1, Class  M-2, Class  M-3, Class  M-4, Class  M-5,  Class  M-6, Class  M-7 and Class  M-8 Certificates will be a variable rate equal to One-Month LIBOR plus the respective margins shown above, subject to the Net WAC Pass-Through Rate.  These Certificates will be entitled to receive certain swap payments as described under the Certificate Swap Agreement section and certain cap payments as described under the Certificate Cap Agreement section below.  If the Optional Call is not exercised on the first possible date, the margins will increase to 1.5 times the margins.

Transaction Overview
Certificates:

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The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates (the “Class A Certificates” and the “Senior Certificates”) and the Class M-1, Class  M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (the “Subordinate Certificates”).  Additionally, the trust will issue the Class CE, the Class P and Class A-R Certificates.

Offered Certificates:	■ The Senior Certificates and Subordinate Certificates.
Pricing Speed:	■ 100% PPC (12% CPR growing to 30% CPR over 12 months).
Depositor:	■ Deutsche Alt-A Securities, Inc.
Master Servicer and Securities Administrator:	■ Wells Fargo Bank, N.A.
Servicers

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Countrywide Home Loans Servicing, L.P. (“Countrywide Servicing”) and GMAC Mortgage Corporation (“GMACM”)with respect to approximately[50.19]% and [38.53]% respectively, of the total principal balance of the Mortgage Loans as of the Cut-Off Date and certain other servicers, each of which is servicing less than 20% of the  total principal balance of the Mortgage Loans as of the Cut-Off Date.  See Exhibit A to this Free Writing Prospectus for a description of Countrywide Servicing and GMACM as servicers.

Originators:

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The Originator of the Mortgage Loans are Countrywide Home Loans, Inc. (“Countrywide”) with respect to approximately [50.19]% of the total principal balance of the  Mortgage Loans as of the Cut-Off Date, and certain other Originators, each of which originated less than 20% of the total principal balance of the Mortgage Loans as of the Cut-Off Date.  See Exhibit B to this Free Writing Prospectus for a description of Countrywide, as an originator.

Trustee:	■ HSBC Bank USA, National Association
Certificate Swap Provider:	■ TBD
Class A-1 Swap Provider:	■ TBD
Certificate Cap Provider:	■ TBD
Credit Risk Manager:	■ Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company)
Cut-off Date:	■ September 1, 2006.
Pricing Date:	■ Week of September 18, 2006.
Closing Date:	■ September [29], 2006.
Legal Structure:	■ REMIC.
Optional Call:	■ 10% Cleanup Call.
Distribution Dates:	■ 25th of each month, or next business day, commencing October 25, 2006.
Interest Accrual Period:

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The interest accrual period with respect to the Offered Certificates and a given Distribution Date will be the period beginning with the previous Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (calculated on an actual/360 day basis).

Settlement:	■ The price to be paid for the Offered Certificates will not include accrued interest.
ERISA:

■

The Offered Certificates are expected to be ERISA eligible; provided, that plan investors will also be required to satisfy the requirements of certain investor-based exemptions. Prospective investors should consult legal counsel as to whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code of 1986, as amended, or other similar laws.

SMMEA:

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The Senior Certificates and the Class M-1, Class M-2, and Class M-3 Certificates are expected to be SMMEA eligible.  Investors should consult legal counsel in determining the extent to which the Offered Certificates constitute legal investments for them.

Transaction Overview
Credit Enhancement:	■ Credit Enhancement for the Offered Certificates will be provided by excess interest, overcollateralization, and, subordination (see Allocation of Losses Section herein).

Prefunding Account:

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On the Closing Date, it is estimated that up to $[218,077,782] will be deposited into a segregated account referred to as the prefunding account (the “Prefunding Account”).  The amount deposited in the Prefunding Account will be used solely to purchase mortgage loans to be included in the trust for a period of up to one month following the Closing Date (the “Prefunding Period”).  If any amounts are left in the Prefunding Account following the Prefunding Period, such amounts will be distributed on the following distribution date as a principal payment to the holders of the Senior Certificates as described in the Cashflow Description section.

Capitalized Interest Account:

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On the Closing Date if required pursuant to the pooling and servicing agreement, the depositor will deposit cash into the Capitalized Interest Account.  The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on each class of Offered Certificates that may arise during the Prefunding Period as a result of the prefunding feature of the transaction.  Any amounts remaining in the Capitalized Interest Account (including investment earnings) and not needed for such purpose will be paid to the depositor and will not thereafter be available for payment to the certificateholders.  Amounts on deposit in the Capitalized Interest Account will be invested in permitted investments.  The Capitalized Interest Account will not be included as an asset of any REMIC pursuant to the pooling and servicing agreement.

Collateral:

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All of the Mortgage Loans are secured by first liens.

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The Mortgage Loans will consist of adjustable rate One-Year LIBOR (56.41%), Six-Month LIBOR (40.56%), One-Month LIBOR (0.41%), and One-Year CMT (2.61%) indexed mortgage loans with an expected aggregate principal balance of approximately $[1,154,167,817.18] as of the Cut-Off Date. Approximately [92.18]% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) have initial rate adjustments occurring two, three, five, seven or ten years after the date of origination (“Hybrid ARMs”).   Approximately [84.98]% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) allow for payments of interest only for a one year, three year, five year, seven year or ten year fixed term set forth in the related mortgage note.  After such interest only period, each such Mortgage Loan will fully amortize over its remaining term.  The remaining approximately [15.02]% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date fully amortize over their original terms (generally 30 years).

NOTE:  The information related to the Mortgage Loans described herein reflects preliminary information.  It is expected that on or prior to the Closing Date, certain loans may be prepaid or otherwise removed from the pool of Mortgage Loans and additional mortgage loans may be added to the pool of Mortgage Loans.  The characteristics of the pool of mortgage loans may vary from those reflected herein and the aggregate principal balance of the Mortgage Loans as of the Closing Date may be greater than or less than the aggregate principal balance of the Mortgage Loans presented herein by up to 5%.  Consequently, the initial principal balance of the Certificates may vary up to 5% from the amounts shown herein.

Advances:

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Each Servicer will collect monthly payments of principal and interest on the Mortgage Loans serviced by such Servicer and will be obligated to make advances of delinquent monthly principal and interest payments.  The Servicers are required to advance delinquent payments of principal and interest on the related Mortgage Loans only to the extent such amounts are deemed recoverable.  If a Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicers and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:

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Each Servicer will be required each month to cover interest shortfalls as a result of voluntary prepayments on Mortgage Loans serviced by such Servicer generally up to the monthly Servicing Fee payable to such Servicer.  If a Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to one-half of the master servicing compensation for such Distribution Date.

Transaction Overview

Administration Fee Rate:

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The Administration Fee Rate with respect to each Mortgage Loan will be equal to the sum of (i) the servicing fee rate, (ii) the rate at which the fee payable to the Credit Risk Manager is calculated and (iii) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

Administration Fee:

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The Administration Fee with respect to each Mortgage Loan and any Distribution Date, will be equal to the product of one-twelfth of (x) the Administration Fee Rate for such Mortgage Loan multiplied by (y) the principal balance of that Mortgage Loan as of the last day of the immediately preceding due period (or as of the Initial Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related prepayment period.

Net Mortgage Rate	■ The Net Mortgage Rate for each Mortgage Loan will be equal to the mortgage interest rate thereon less the Administration Fee Rate.

Net WAC Pass-Through Rate:

■

The Net WAC Pass-Through Rate for any Distribution Date and the Offered Certificates is a rate per annum equal to a fraction, expressed as a percentage, (x) the numerator of which is the product of (A) 12 and (B) the amount of interest that accrued on the Mortgage Loans in the prior calendar month minus (i) the aggregate Administration Fee for each Mortgage Loan and (ii) the sum of any Net Swap Payment and Swap Termination Payment owed to any Swap Provider, in each case for such Distribution Date, and (y) the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the immediately preceding due period (or as of the Initial Cut-Off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related prepayment period, subject to adjustment based on the actual number of days elapsed.

Transaction Overview

Certificate Swap Agreement:

■

On the Closing Date, the Trustee on behalf of a trust (the “Supplemental Interest Trust”) will enter into a Swap Agreement (the “Certificate Swap Agreement”) with the Certificate Swap Provider with an initial notional amount of $[1,121,567,396.01].  On a Distribution Date while the Certificates remain outstanding, the Securities Administrator acting on behalf of the Supplemental Interest Trust will be obligated to pay the Certificate Swap Provider an amount equal to the product of (i) [5.20]% per annum (ii) 250 and (iii) the notional amount as set forth in the Certificate Swap Agreement based upon a 30/360 day count convention and the Supplemental Interest Trust will be entitled to receive an amount equal to the product of (i) one-month LIBOR (ii) 250 and (iii) the notional amount as set forth in the Certificate Swap Agreement from the Swap Provider based on an actual/360 day count, until the Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (the “Certificate Net Swap Payment”).  See the attached Preliminary Certificate Swap Schedule.

Any Certificate Net Swap Payments received under the Certificate Swap Agreement will be deposited in an account (the “Swap Account”) in the Supplemental Interest Trust, and will be paid as follows:

1.

To pay any Certificate Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Certificate Swap Agreement)) owed to the Certificate Swap Provider.

2.

To pay any unpaid interest on the Senior Certificates including any accrued unpaid interest from a prior Distribution Date, on a pro rata basis, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Subordinate Certificates, sequentially.

3.

To pay any principal to the Offered Certificates in accordance with the principal payment provisions described under the heading “Cashflow Description” below in an amount necessary to restore or maintain the Required Overcollateralization Amount.*

4.

To pay the allocated Realized Losses first, on a pro rata basis to the Senior Certificates, and then on the Subordinate Certificates, on a sequential basis.

5.

To pay the Net WAC Rate Carryover Amount on the Offered Certificates remaining unpaid in the same order of priority described herein.

6.

To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Certificate Swap Provider.

7.

To pay any remaining amount to the Class CE Certificates.

* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 3 and 4 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date.

■

Upon early termination of a swap agreement for various events of  default and termination events specified in each swap contract, the Supplemental Interest Trust or the relevant Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the relevant Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Class A-1 Swap Agreement:

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On the Closing Date, the Class A-1 Certificates will also have the benefit of a separate swap agreement (the “Class A-1 Swap Agreement”).  The Class A-1 Swap Agreement will have an initial notional amount of $[ ].  On any Distribution Date while the Class A-1 Certificates remain outstanding, the Securities Administrator acting on behalf of a separate trust fund  (the “ Supplemental Interest Trust”) will be obligated to pay to the Class A-1 Swap Provider an amount equal to the product of (a) the lesser of (1) the sum of (A) One-Month LIBOR plus [  ]%, if on or prior to the optional termination date or One-Month LIBOR plus [  ]% if after the optional termination date and (B) a per annum rate, not to exceed [ ]% if on or prior to the optional termination date or [ ]% if after the optional termination date (the “Swap Fee Rate”)  and (2) the Net WAC Pass-Through Rate of the   Mortgage Loans for the related Accrual Period, (b) a notional amount equal to the lesser of (1) the certificate principal balance of the Class  A-1 Certificates immediately prior to the related Distribution Date and (2) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period and (c) the actual number of days in the related Accrual Period divided by 360,

Transaction Overview

Class A-1 Swap Agreement (cont’d):

and the Class A-1 Swap Provider will be obligated to pay to the Supplemental Interest Trust, for the benefit of the holders of the Class A-1 Certificates,  an amount equal to the product of (x) One-Month LIBOR plus [  ]%, if on or prior to the optional termination date, or One-Month LIBOR plus [  ]%, if after the optional termination date and (y) a notional amount equal to the lesser of (I) the class certificate balance of the Class  A-1 Certificates immediately prior to the related Distribution Date and (II) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related due period, and (z) the actual number of days in the related Accrual Period divided by 360.Only the net amount of the two obligations will be paid by the appropriate party (the “Class A-1 Net Swap Payment”).

■

If, on any Distribution Date, a Class  A-1 Net Swap Payment is payable from the Class  A-1 Swap Provider to the supplemental interest trustee with respect to the Class  A-1 Swap Agreement, such amount will first be reduced (but not below zero) by any distribution to the Class  A-1 Certificates pursuant to the Certificate Swap Agreement (as described below) and the Cap Agreement (as described below).

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Any Class A-1 Net Swap Payment received from the Class A-1 Swap Provider will be deposited in an account (the “Class A-1 Swap Account”) in the Supplemental Interest Trust and will be used to pay any interest shortfall amounts, unpaid interest shortfall amounts, and Net WAC Rate Carry Forward Amounts on the Class A-1 Certificates.

The Cap Agreement:

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The Offered Certificates will have the benefit of an interest rate cap contract (the “Cap Agreement”). Such interest rate cap contract is intended to partially mitigate the interest rate risk that could result from the difference in (i) the Pass Through Rate for each such Certificate based on One Month LIBOR plus the related margin (without regard to the Net WAC Pass-Through Rate) and (ii) the Net WAC Pass-Through Rate. With respect to each applicable Distribution Date the amount payable by the Cap Provider will equal the product of (i) the excess (if any) of (x) the lesser of (a) One-Month LIBOR (as determined pursuant to the Cap Agreement) and (b) the Cap Ceiling of [5.43%], over (y) [5.185%], (ii) the Preliminary Cap Schedule (described below) for such Distribution Date and (iii) 10 and (iv) a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 360.

■

Any amounts received from the Cap Provider will be deposited in an account (the “Cap Account”) in the Supplemental Interest Trust. The Cap Agreement, the Cap Account and any payments made by the Cap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

■

On each Distribution Date, the Securities Administrator will distribute to the Offered Certificates and Class CE Certificates all amounts received under the Cap Agreement and on deposit in the Cap Account as follows:

1.

To pay any interest shortfall amounts and unpaid interest shortfalls on the Senior Certificates including any accrued unpaid interest from a prior Distribution Date, on a pro rata basis, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates on the Subordinate Certificates, sequentially.

2.

To pay any principal to the Offered Certificates in accordance with the principal payment provisions described above in an amount necessary to restore or maintain the Required Overcollateralization Amount.*

3.

To pay the allocated Realized Losses first on a pro rata basis to the Senior Certificates, and then on the Subordinate Certificates, on a sequential basis.

4.

To pay the Net WAC Rate Carryover Amount on the Offered Certificates remaining unpaid in the same order of priority described herein.

5.

To pay any remaining amount to the Class CE Certificates.

* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 2 and 3 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date.

Transaction Overview (Cont.)
Principal Distribution Amount:

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The Principal Distribution Amount for any Distribution Date will generally be equal to the sum of (i) all monthly payments of principal due on each Mortgage Loan  (other than a Liquidated Mortgage Loan) on the related due date, (ii) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the mortgage loan seller, the master servicer or another person pursuant to the pooling and servicing agreement as of such Distribution Date, (iii) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of the Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date, (iv) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan, (v) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related prepayment period, (vi) with respect to the Distribution Date immediately following the termination of the Prefunding Period, any remaining Prefunded Amount, and (vii) any subsequent recoveries relating to Mortgage Loans received during the calendar month preceding the month of the Distribution.

Senior Principal Distribution Amount:

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For any Distribution Date will equal the excess of: (1) the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) the product of (i) [12.30]% on any Distribution Date on or after the Stepdown Date and (ii) the aggregate Stated Principal Balance of the  Mortgage Loans and any amount on deposit in the Prefunding Account as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) minus the OC Floor.

Subordinate Principal Distribution Amount

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For any class of  Subordinate Certificates and Distribution Date, will equal the excess of: (1) the sum of: (a) the aggregate Certificate Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date), (b) the aggregate Certificate Principal Balance of any class(es) of Subordinate Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Subordinate Principal Distribution Amount(s) for such more senior class(es) of  Subordinate Certificates for such Distribution Date), and (c) the Certificate Principal Balance of such class of Subordinate Certificates immediately prior to the subject Distribution Date, over (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Subordinate Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans and any amount on deposit in the Prefunding Account as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month of that Distribution Date (after giving effect to unscheduled principal collections received in the related prepayment period) minus the OC Floor; provided, however, that if such class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Certificate Principal Balance is reduced to zero.

Required Overcollateralization Amount:

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Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans and any amount on deposit in the Prefunding Account exceeds the aggregate certificate principal balance of the Certificates.  This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately [0.45]% of the aggregate stated principal balance of the Mortgage Loans and any amount on deposit in the Prefunding Account as of the Cut-off Date.  If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, if any is available, will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount.

	Transaction Overview (Cont.)
	Overcollateralization Increase Amount:

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Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

	Stepdown Date:

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The earlier of (i) the first Distribution Date on which the Certificate Principal Balances of the Senior Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in September 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Senior Certificates and Subordinate Certificates) is equal to or greater than [12.30]%.

	OC Floor:	■ An amount equal to [0.35]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date plus amounts on deposit in the Prefunding Account.

	Credit Enhancement Percentage:

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The Credit Enhancement Percentage for any class of Senior Certificates or Subordinate Certificates and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, plus amounts on deposit in the Prefunding Account and unscheduled collections of principal received during the related prepayment period and distribution of the   Principal Distribution Amount to the holders of the    Senior Certificates and   Subordinate Certificates then entitled to distributions of principal on such Distribution Date.

Class	Two of Three Rating Agencies	Initial CE %	CE % On/After Stepdown Date
Senior	[Aaa / AAA ]	6.15	2.00 x Initial CE %
M-1	[Aa1 / AA+]	4.45	2.00 x Initial CE %
M-2	[Aa2 / AA+]	3.60	2.00 x Initial CE %
M-3	[Aa3 / AA-]	3.05	2.00 x Initial CE %
M-4	[A1 / AA-]	2.65	2.00 x Initial CE %
M-5	[A2 / A+]	2.25	2.00 x Initial CE %
M-6	[A3 / A+]	1.75	2.00 x Initial CE %
M-7	[Baa2 / BBB+]	1.05	2.00 x Initial CE %
M-8	[Ba3 / BBB+]	0.35	2.00 x Initial CE %

Trigger Event:	■ If either a Delinquency Trigger Event or a Cumulative Loss Trigger Event exists.

Delinquency Trigger Event:

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With respect to a Distribution Date on or after the Stepdown Date, if the Rolling Sixty Day Delinquency Rate for the outstanding  Mortgage Loans equals or exceeds the product of [  ]% and the Credit Enhancement Percentage, then a   Delinquency Trigger Event exists.

Cumulative Loss Trigger Event:

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With respect to any Distribution Date on or after the Stepdown Date, if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date to (and including) the related due date (reduced by the aggregate amount of subsequent recoveries received from the Cut-off Date through the prepayment period related to that due date) divided by the aggregate Scheduled Principal Balance as of the Cut-off Date exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans, as set forth below, then a Cumulative Loss Trigger Event will exist:

	Distribution Date Occurring in		Percentage
	October 2008 to September 2009		[ ]%, plus 1/12th of [ ]% for each month thereafter
	October 2009 to September 2010		[ ]%, plus 1/12th of [ ]% for each month thereafter
	October 2010 to September 2011		[ ]%, plus 1/12th of [ ]% for each month thereafter
	October 2011 to September 2012		[ ]%, plus 1/12th of [ ]% for each month thereafter
	October 2012 and thereafter		[ ]%

Transaction Overview (Cont.)
Cashflow Description:

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The payments to the Certificates to be made on each Distribution Date, to the extent of the available funds from the Mortgage Loans will be made according to the following priority:

Available Funds:

1.

Payments to the Supplemental Interest Trust to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event owed to the Swap Provider).

2.

Payments of accrued and unpaid interest concurrently, to the Class A Certificates, pro rata, and any unpaid interest shortfalls from prior Distribution Dates for such classes for such Distribution Date based on their respective entitlements.

3.

Payments of interest sequentially to the Class  M-1, Class  M-2 Class  M-3, Class  M-4, Class  M-5, Class  M-6, Class  M-7 and Class  M-8 Certificates, in that order, calculated at a per annum rate equal to their respective Pass-Through Rates multiplied by their respective Certificate Principal Balances.

4.

(A)  For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect in an amount up to Principal Distribution Amount as follows:

i.

Concurrently, to the following Certificates, pro rata based on Certificate Principal Balances,

      (a)  to the Class  A-6 Certificates until its Certificate Principal Balance is reduced to zero and

      (b) concurrently, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, pro rata based on their aggregate Certificate Principal Balance as follows:

(1) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata based on Certificate Principal Balance and

(2)  sequentially, to the Class A-3, Class A-4 and Class A-5 Certificates, in that order until their respective Certificate Principal Balances are reduced to zero;

ii.

Sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

(B)  For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, as follows:

i.    Concurrently, to the following Certificates, pro rata based on Certificate Principal Balances, in an amount up to the Senior Principal Distribution Amount:

      (a)  to the Class  A-6 Certificates until its Certificate Principal Balance is reduced to zero and

      (b) concurrently, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, pro rata based on Certificate Principal Balance as follows:

(1)  concurrently, to the Class A-1 and Class A-2 Certificates, pro rata based on Certificate Principal Balance and

(a)

(2)    sequentially, to the Class A-3, Class A-4 and Class A-5 Certificates, in that order until their respective Certificate Principal Balances are reduced to zero;

ii.

ii.  Sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, in that order, in an amounnt up to their respective Subordinate Principal Distribution Amounts, until their respective Certificate Principal Balances are reduced to zero.

Transaction Overview (Cont.)
Cashflow description (cont’d):

Any Remaining Available Funds:

5.

To the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.

6.

To pay any unpaid interest shortfalls on the Subordinate Certificates, on a sequential basis.

7.

To pay the allocated Realized Losses to the Class A-6 Certificates and then on the Subordinate Certificates, on a sequential basis.

8.

To pay the Net WAC Rate Carryover Amount on the Senior Certificates and the Subordinate Certificates in the same order of priority as described in clauses 2 and 3 under Available Funds above.

9.

To pay any Swap Termination Payment due to either of the Swap Providers under the Certificate Swap Agreement or Class A-1 Swap Agreement as a result of a Swap Provider Trigger Event.

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To pay any remaining amount to the Class CE, Class P and Class R Certificates in accordance with the pooling and servicing agreement.

Net WAC Rate Carryover Amount:

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With respect to any Distribution Date on which the related Pass-Through Rate is limited to the Net WAC Pass-Through Rate, the Net WAC Rate Carryover Amount is an amount equal to the sum of (i) the excess of (x) the amount of interest such certificates would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through Rate had not been applicable to such certificates on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for any previous Distribution Date not previously distributed, together with interest thereon at a rate equal to the related Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the Net WAC Pass-Through Rate.

Allocation of Losses:

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Realized Losses on the Mortgage Loans will be allocated to the most junior class of   Subordinate Certificates outstanding beginning with the Class M-8 Certificates, until the Certificate Principal Balance of each class of the Subordinate Certificates has been reduced to zero.

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Thereafter, Realized Losses on the Mortgage Loans will be allocated to the Class A-6 Certificates until its Certificate Principal Balance have been reduced to zero.

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Other than the Class A-6 Certificates, there will be no allocation of Realized Losses to the Class A Certificates.  Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Preliminary Certificate Swap Agreement Swap Schedule*

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
10/25/2006	0.00	8/25/2010	426,307.49
11/25/2006	4,486,269.58	9/25/2010	405,548.23
12/25/2006	4,360,856.27	10/25/2010	385,799.62
1/25/2007	4,231,419.81	11/25/2010	367,012.48
2/25/2007	4,066,293.67	12/25/2010	349,069.96
3/25/2007	3,921,825.70	1/25/2011	332,027.41
4/25/2007	3,770,398.40	2/25/2011	315,858.21
5/25/2007	3,612,797.10	3/25/2011	300,476.23
6/25/2007	3,448,423.82	4/25/2011	285,810.22
7/25/2007	3,138,343.93	5/25/2011	263,229.61
8/25/2007	2,987,218.22	6/25/2011	166,218.32
9/25/2007	2,776,441.41	7/25/2011	128,878.02
10/25/2007	2,641,309.16	8/25/2011	68,524.62
11/25/2007	2,512,752.83	9/25/2011	0.00
12/25/2007	2,390,452.46
1/25/2008	2,274,103.67
2/25/2008	2,163,416.88
3/25/2008	2,058,116.58
4/25/2008	1,957,940.69
5/25/2008	1,862,272.72
6/25/2008	1,762,794.95
7/25/2008	1,674,374.44
8/25/2008	1,592,873.14
9/25/2008	1,515,338.26
10/25/2008	1,441,576.80
11/25/2008	1,371,405.15
12/25/2008	1,304,648.61
1/25/2009	1,241,141.03
2/25/2009	1,180,724.29
3/25/2009	1,123,247.99
4/25/2009	1,068,569.05
5/25/2009	1,009,767.85
6/25/2009	886,333.81
7/25/2009	831,350.29
8/25/2009	786,406.53
9/25/2009	738,229.56
10/25/2009	702,285.51
11/25/2009	668,091.18
12/25/2009	635,561.43
1/25/2010	604,615.23
2/25/2010	575,175.51
3/25/2010	547,168.94
4/25/2010	520,525.78
5/25/2010	495,179.67
6/25/2010	471,067.47
7/25/2010	448,129.12

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Subject to change based on information to be received prior to the Closing Date.

Preliminary Cap Schedule*

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
10/25/2006	0	8/25/2010	0
11/25/2006	0	9/25/2010	0
12/25/2006	0	10/25/2010	0
1/25/2007	0	11/25/2010	0
2/25/2007	0	12/25/2010	0
3/25/2007	0	1/25/2011	0
4/25/2007	0	2/25/2011	0
5/25/2007	0	3/25/2011	64,656,292.73
6/25/2007	0	4/25/2011	62,122,693.74
7/25/2007	0	5/25/2011	59,688,319.90
8/25/2007	0	6/25/2011	57,347,856.96
9/25/2007	0	7/25/2011	55,095,518.81
10/25/2007	0	8/25/2011	52,931,044.44
11/25/2007	0	9/25/2011	50,845,017.56
12/25/2007	0	10/25/2011	48,841,075.67
1/25/2008	0	11/25/2011	46,915,987.06
2/25/2008	0	12/25/2011	45,066,653.05
3/25/2008	0	1/25/2012	43,290,096.61
4/25/2008	0	2/25/2012	41,583,457.54
5/25/2008	0	3/25/2012	39,943,987.97
6/25/2008	0	4/25/2012	38,369,047.86
7/25/2008	0	5/25/2012	36,856,100.83
8/25/2008	0	6/25/2012	35,402,710.11
9/25/2008	0	7/25/2012	34,006,534.56
10/25/2008	0	8/25/2012	32,665,324.99
11/25/2008	0	9/25/2012	31,376,920.53
12/25/2008	0	10/25/2012	30,139,245.12
1/25/2009	0	11/25/2012	28,950,304.28
2/25/2009	0	12/25/2012	27,808,181.82
3/25/2009	0	1/25/2013	26,711,036.80
4/25/2009	0	2/25/2013	25,657,100.60
5/25/2009	0	3/25/2013	24,644,674.05
6/25/2009	0	4/25/2013	23,672,133.86
7/25/2009	0	5/25/2013	22,737,903.32
8/25/2009	0	6/25/2013	21,840,475.67
9/25/2009	0	7/25/2013	20,978,408.56
10/25/2009	0	8/25/2013	20,150,122.54
11/25/2009	0	9/25/2013	19,353,674.61
12/25/2009	0	10/25/2013	0.00
1/25/2010	0
2/25/2010	0
3/25/2010	0
4/25/2010	0
5/25/2010	0
6/25/2010	0
7/25/2010	0

•

Subject to change based on information to be received prior to the Closing Date.

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

MBS Trading
Adam Yarnold	212-250-2669
Kumarjit Bhattacharyya	212-250-2669

MBS Banking
Susan Valenti	212-250-3455
Karan Mehta	212-250-0869

MBS Analytics
Alex Lee	212-250-7826